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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 19, 2008

                             PULASKI FINANCIAL CORP.
                             -----------------------
             (Exact name of registrant as specified in its charter)

         Missouri                      0-24571               43-1816913
         --------                     --------               ----------
(State or other jurisdiction of      (Commission            (IRS Employer
incorporation or organization)       File Number)          Identification No.)

                12300 Olive Boulevard, St. Louis, Missouri 63141
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               (Address of principal executive offices) (Zip Code)

                                 (314) 878-2210
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
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         On September 19, 2008, United Trust Fund Limited Partnership notified
Pulaski Bank, the wholly-owned subsidiary of Pulaski Financial Corp. (the "Company"), that it was terminating the previously disclosed Agreement of Purchase and Sale, dated May 21, 2008, between United Trust Fund Limited Partnership and the Bank (the "Agreement") pursuant to which Pulaski Bank agreed to sell: (1) the property located at 12300 Olive Boulevard, St. Louis, Missouri, which is the Bank's headquarters, for $6.8 million; and (2) the property located at One Pulaski Center Drive, St. Louis, Missouri, which houses the Bank's mortgage lending and appraisal divisions, for $5.2 million. The agreements with UTF Lessor LLC ("UTF LLC"), the wholly-owned subsidiary of United Trust Fund Limited Partnership, and the Bank to lease back the properties were also terminated.

         There were no material early termination provisions incurred by the Bank in connection with the termination of the Agreement.

         No material relationship exists between the Company, the Bank or its affiliates and United Trust Fund Limited Partnership or UTF LLC, other than in connection with the Agreement and the leases with respect the properties.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: September 25, 2008                      By: /s/ Ramsey K. Hamadi
                                                  --------------------------
                                                  Ramsey K. Hamadi
                                                  Chief Financial Officer